COMPLETE JOINT FILERS’ SIGNATURES

Dated April 6, 2011
WARBURG PINCUS PRIVATE EQUITY X, L.P.
By:	Warburg Pincus X, L.P., its general partner
By:	Warburg Pincus X LLC, its general partner
By:	Warburg Pincus Partners, LLC, its sole member
By:	Warburg Pincus & Co., its managing member
By:	/s/ Scott A. Arenare
Name: Scott A. Arenare
Title: Partner
WARBURG PINCUS X PARTNERS, L.P.
By:	Warburg Pincus X, L.P., its general partner
By:	Warburg Pincus X LLC, its general partner
By:	Warburg Pincus Partners, LLC, its sole member
By:	Warburg Pincus & Co., its managing member
By:	/s/ Scott A. Arenare
Name: Scott A. Arenare Title: Partner
WARBURG PINCUS X, L.P.

By:	Warburg Pincus X LLC, its general partner
By:	Warburg Pincus Partners, LLC, its sole member
By:	Warburg Pincus & Co., its managing member
By:	/s/ Scott A. Arenare
Name: Scott A. Arenare
Title: Partner

WARBURG PINCUS X LLC
By:	Warburg Pincus Partners, LLC, its sole member
By:	Warburg Pincus & Co., its managing member
By:	/s/ Scott A. Arenare
Name: Scott A. Arenare
Title: Partner
WARBURG PINCUS PARTNERS, LLC
By:	Warburg Pincus & Co., its managing member
By:	/s/ Scott A. Arenare
Name: Scott A. Arenare
Title: Partner
WARBURG PINCUS & CO.
By:	/s/ Scott A. Arenare
Name: Scott A. Arenare
Title: Partner
WARBURG PINCUS LLC
By:	/s/ Scott A. Arenare
Name: Scott A. Arenare
Title: Managing Director
CHARLES R. KAYE
By:	/s/ Scott A. Arenare
Name: Charles R. Kaye
Title: Scott A. Arenare, *Attorney-in-fact
JOSEPH P. LANDY
By:	/s/ Scott A. Arenare
Name: Joseph P. Landy
Title: Scott A. Arenare, **Attorney-in-fact

________________

*	Power of Attorney given by Mr. Kaye was previously filed with the U.S. Securities and Exchange Commission (“SEC”) on March 2, 2006, as an exhibit to a Schedule 13D filed by Building Products, LLC with respect to Builders FirstSource, Inc.

**	Power of Attorney given by Mr. Landy was previously filed with the SEC on March 2, 2006, as an exhibit to a Schedule 13D filed by Building Products, LLC with respect to Builders FirstSource, Inc.